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                                                                    EXHIBIT 99.2


drkoop.com Announces Completion of Expanded $27.5 Million Financing, New Management Team, and Proposed New Members to the Board of Directors



     AUSTIN, Texas, Aug. 28/PRNewswire/ -- drkoop.com, Inc. (Nasdaq: KOOP), a leading Internet health network providing information to individuals worldwide, has completed an expanded $27.5 million equity financing and appointed a new management team led by new Chief Executive Richard M. Rosenblatt, former CEO of iMall and SVP of Excite@Home. In addition, the company is expected to add five new members to its board of directors.

     The $27.5 million financing is from a group of investors led by ComVest Venture Partners (an investment affiliate of Commonwealth Associates), Internet restructuring fund Eco Associates, Prime Ventures, NetStar Ventures, JF Shea Ventures, and RMC Capital. The new management team and its investor group have invested $6 million as part of this financing. Commonwealth Associates acted as financial advisor and placement agent in connection with the placement.

     "This investment and new management team will enable drkoop.com to continue to grow in the ever-expanding health industry," said Dr. C. Everett Koop, who remains as Chairman of the Board. "I am very pleased with the new team's vision and will actively support its initiatives going forward."

     "There is a great misconception in the marketplace as to drkoop.com's current mission, positioning, and financial status," said Rosenblatt. "drkoop.com is much more than a consumer health-focused web-site. The company's strong brand, deep content and flexible technology allows for recurring revenue streams beyond advertising and sponsorships."

     "We intend to expand our relationship with Shared Medical Systems (SMS), a Siemens Medical Engineering company, with whom we currently have a five-year agreement to jointly market drkoop.com's content and tools to SMS' expansive customer base, including 5,000 healthcare organizations with connections to 200,000 physicians," said Rosenblatt. "When ComVest approached us to join drkoop.com, ComVest had already worked with the company to implement a highly successful cost cutting plan. The company has worked aggressively to reduce its monthly cash burn rate and we will continue to do so," he added.

     Joining Rosenblatt on the management team are Edward A. Cespedes as President, and Stephen Plutsky as Chief Financial Officer. The incoming management team currently leads Prime Ventures, LLC, a venture capital fund investing primarily in technology and Internet companies.

     Rosenblatt co-founded and was the Chairman and Chief Executive Officer of iMall, Inc, which was acquired in October, 1999 by Excite@Home in a transaction valuing iMall at $565 million. Until March 2000, Mr. Rosenblatt served as Excite@Home's Senior Vice President of E-Business Services.

     In addition to Rosenblatt, who will serve on the board, and Dr. C. Everett Koop and Donald Hackett who remain as directors, four new directors are expected to be added as designees by Commonwealth Associates and the investor group, and George A. Vandeman is expected to join as a director pending board approval:

     -- Edwin M. Cooperman, former Chairman of the Travelers Bank Group, former Chairman and CEO of Primerica Financial Services Group and, former Chairman and Co-Chief Executive of American Express Travel Related Services Group
     --   Marshall S. Geller, former Senior Managing Director for Bear Stearns &
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          Co.
     -- Scott J. Hyten, Founder of Interfase Capital and CEO of Eco Associates and former Founder of Perot Systems Healthcare Practice
     -- George A. Vandeman, former Senior Vice President Corporate Development and General Counsel of Amgen Incorporated and formerly a senior partner at Latham & Watkins
     -- Joseph P. Wynne, Chief Financial Officer of Commonwealth Associates and ComVest Capital Partners, LLC, formerly with Bear Stearns & Co. and Goldstein, Golub, and Kessler

     These directors are expected to be appointed after a mandatory information statement has been mailed to stockholders.

     Scott Hyten and Steve Hicks, founding partners of Austin, Texas, based Eco Associates, agreed on the strength of the new management team and the company. "We made a substantial investment in drkoop.com after careful review of its business going forward," said Hyten. "Richard Rosenblatt has assembled a strong team that will enable the company to remain focused on building drkoop.com's core business and adding new revenue streams while creating and implementing operating efficiencies," he said.

     "We feel Richard knows what it takes to build a successful organization and deliver shareholder value," said Hicks. "This new capable team will ensure the stabilization of the company's financial position and the implementation of a more targeted and profitable revenue model."

     Hyten concluded, "as the former CEO of iMall and Senior Vice President of Excite@Home, Richard will marry his invaluable Internet experience to drkoop.com's existing team of healthcare specialists, positioning the company to develop a highly successful new media business model."

     drkoop.com has aggressively reduced costs, including the successful renegotiation of portal agreements, a substantial reduction in the company's workforce, and a reduction in its advertising expenses. Cash expenses from operations were approximately $12.8 million in the quarter ended June 30, 2000 compared to $18.6 million in the March quarter. The company estimates that cash expenses from operations will be further reduced to approximately
$6.5 million for the quarter ending September 30, 2000. Expenses for financial reporting purposes will be significantly higher due principally to the amortization of deferred non-cash costs related to portal agreements and employee stock compensation.

     "When looking at the financial condition of drkoop.com, it is important to realize that approximately $28mm of the $40mm loss in the 2nd quarter resulted from non-cash expenses," according to John Gruber, Senior Healthcare Analyst at Commonwealth Associates. He went on to explain, "the further reduction of cash expenses to approx $6.5 million for the 3rd quarter should result in a cash burn of between $3-4 million for the same quarter. The financing was designed to provide the company with sufficient funds to execute its business plan over the next 18 months after giving effect to these expense reductions."

     As to the industry in general, Gruber added, "successful eHealthcare companies in the consumer space will be those that make the transition from static web site offerings to full-service, personalized web portals. Healthcare organizations and consumers will look to access specific medical and health related content, as well as personal data repositories used to track individual medical histories -- such as medical claims, treatments and prescriptions." Gruber added, pharmaceutical companies have begun aligning themselves with organizations such as drkoop.com for direct-to-consumer (DTC) and direct-to-physician (DTP) marketing. In 1999 alone, industry research sources estimate more than $8.5 billion and $1.5 billion, respectively, was spent on DTP and DTC advertising in the healthcare marketplace, of which,
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on-line advertising was the fastest growing segment.

     The financing was offered solely to accredited investors in a private placement of convertible preferred stock, which is convertible into shares of common stock at $0.35 per share. The newly issued shares will be restricted securities and, therefore, not freely tradable. The company is not obligated to register such securities until May 2001. The terms of the financing and related transactions were described generally in the Form 10-Q filed on August 21, 2000.

     The securities issued in the private placement were issued in a transaction exempt from registration under the federal securities laws and may not be offered or sold absent registration or an applicable exemption from registration. This press release is not intended and shall not be construed as an offer to sell or a solicitation of an offer to buy any securities of the company. The offering described in this press release has been completed.

     About drkoop.com, Inc.

     drkoop.com is a leading global healthcare Network providing measurable value to individuals worldwide. Its mission is to empower consumers with the information and resources they need to become active participants in the management of their own health.

     The drkoop.com Network is built from relationships with other Web sites, healthcare portals and traditional media outlets, and integrates dynamic, medically reviewed content, interactive communities and consumer-focused tools into a complete source of trusted healthcare information. Its strategic alliance with Shared Medical Systems (SMS) makes drkoop.com a leader in promoting secure online interaction between patients, insurance companies, physicians and healthcare organizations. With more than 1.4 million registered users worldwide, drkoop.com has strategic relationships with online organizations. The Company's content is also featured on the Web sites of more than 420 healthcare facilities and more than 20 leading television stations nationwide.

     This document contains forward-looking statements relating to, among other things, expense levels, revenue trends, advertising sales trends, growth plans, future results of operations and general business conditions relating to drkoop.com. Specific forward-looking statements include the statements provided above regarding expense levels, "cash burn" levels and the time period that the funds raised by drkoop.com will permit it to conduct operations. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements depending on changes in external competitive market factors, the effectiveness of our marketing and promotion strategies or our ability to execute our business strategy. In addition, the Company is in the process of appointing a new management team, which is in the initial stages of implementing its plans. These matters and other business risks to which drkoop.com is subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the Form 10-K for the year ended December 31, 1999 and the Form 10-Q for the quarter ended June 30, 2000 and the other information contained in those reports. The Forms 10-K and 10-Q may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov or by contacting drkoop.com as noted above.